UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2022
AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(682) 278-9000
(682) 278-9000

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)
(1) Attached to the Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Annual Officer Designations. On June 8, 2022, American Airlines Group Inc. (the “Company”) approved its annual officer designations in connection with its reporting obligations under Section 16 of the Securities Exchange Act of 1934 and this Item 5.02, including the designation of David Seymour, 57, as Principal Operating Officer and Angela Owens, 57, as Principal Accounting Officer. Mr. Seymour has served as the Company’s Senior Vice President and Chief Operating Officer since June 2020, and since 1999 has held several operational roles in the Company. Ms. Owens has served as the Company’s Vice President and Corporate Controller since March 2019 and previously served as President and CEO of American Airlines Federal Credit Union. Neither Mr. Seymour nor Ms. Owens have any relationships requiring disclosure under Item 404(a) of Regulation S-K.
Director Compensation. On June 8, 2022, the Board also approved the retainer payable to Doug Parker for his first year of service as non-employee Chairman of the Board, consisting of a quarterly cash retainer of $250,000, payable in arrears, and a grant of 185,758 restricted stock units that will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the Company’s annual meeting of stockholders in 2023, subject to Mr. Parker’s continued service to the Company through the vesting date.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2022 Annual Meeting, the stockholders of the Company voted on the following proposals, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”):
Proposal 1: Election of Directors.
The stockholders elected the following individuals to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
James F. Albaugh	211,238,815	6,661,342	1,111,438	150,815,263
Jeffrey D. Benjamin	213,017,302	4,862,014	1,132,279	150,815,263
Adriane M. Brown	210,875,112	7,049,788	1,086,695	150,815,263
John T. Cahill	211,119,311	6,611,969	1,280,315	150,815,263
Michael J. Embler	214,048,989	3,815,353	1,147,254	150,815,262
Matthew J. Hart	213,458,332	4,424,655	1,128,609	150,815,262
Robert D. Isom	215,541,165	2,356,542	1,113,889	150,815,262
Susan D. Kronick	209,198,479	8,713,884	1,099,233	150,815,262
Martin H. Nesbitt	214,018,821	3,853,678	1,139,097	150,815,262
Denise M. O'Leary	206,734,217	11,181,335	1,096,044	150,815,262
W. Douglas Parker	211,698,241	6,208,112	1,105,242	150,815,263
Ray M. Robinson	191,253,176	26,635,208	1,123,211	150,815,263
Gregory D. Smith	215,524,095	2,354,411	1,133,089	150,815,263
Douglas M. Steenland	206,441,425	11,416,074	1,154,097	150,815,262
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
359,766,822	8,220,464	1,839,572

Proposal 3: Advisory Vote to Approve Executive Compensation.
The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
204,540,911	13,063,726	1,406,959	150,815,262
Proposal 4: Approve an Amendment to the Certificate of Incorporation to Allow Our Bylaws to be Amended in the Future by Simple Majority Vote.
The proposal that the Company amend its Certificate of Incorporation to allow its Bylaws to be amended in the future by simple majority vote was not approved.

For	Against	Abstain	Broker Non-Votes
215,600,291	2,334,411	1,076,894	150,815,262
Proposal 5: Approve an Amendment to the Certificate of Incorporation to Allow All Other Provisions of the Certificate of Incorporation to be Amended by Simple Majority Vote.
The proposal that the Company amend its Certificate of Incorporation to allow all other provisions of the Certificate of Incorporation to be amended by simple majority vote was not approved.

For	Against	Abstain	Broker Non-Votes
215,421,079	2,523,723	1,066,794	150,815,262
Proposal 6: Approve the Company's Tax Benefit Preservation Plan.
The stockholders approved the Company's Tax Benefit Preservation Plan, which was filed as Exhibit 4.154 to the Company's annual report on Form 10-K for the year ended December 31, 2021.

For	Against	Abstain	Broker Non-Votes
207,954,517	9,871,102	1,185,976	150,815,263
Proposal 7: Advisory Vote on a Stockholder Proposal to Provide a Report on Certain Lobbying Activities.
The stockholder proposal that the Company provide a report on certain lobbying activities was not approved.

For	Against	Abstain	Broker Non-Votes
47,806,426	169,701,470	1,503,700	150,815,262

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: June 10, 2022	By:	/s/ Derek J. Kerr
Derek J. Kerr
Vice Chair, Chief Financial Officer and President, American Eagle
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: June 10, 2022	By:	/s/ Derek J. Kerr
Derek J. Kerr
Vice Chair, Chief Financial Officer and President, American Eagle